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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 14, 2005, relating the financial statements and financial highlights appearing in the September 30, 2005 Annual Report to Shareholders of each of the funds comprising StreetTRACKS Index Shares Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "General Information" and "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 8, 2006